Exhibit 23.1

               Consent of Ernst & Young, LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements Form S-3 (No. 333-39171) on Form S-8 (Nos. 333-21997, 33-86634, and 33-94872)
pertaining to the 1992 Stock Option Plan of Lynx Therapeutics, Inc. of our report dated January 30, 1998, with respect to the financial statements of Lynx Therapeutics, Inc. included in its Annual Report (Form 10K) for the year ended December 31, 1997.


                                                /s/ ERNST & YOUNG LLP


Palo Alto, California
March 27, 1998

                                      71.